EXHIBIT 99.1

Republic Posts Third Quarter Net Income of $4.5 Million, a 6% Increase Over the Third Quarter of 2007 with the Best Nine Month’s Net Income in the Company’s History of $33.0 Million, a 79% Increase Over the First Nine Months of 2007

October 16, 2008

Contact: Kevin Sipes
Executive Vice President and Chief Financial Officer

Louisville, KY - Republic Bancorp, Inc. (“Republic” or the “Company”) (NASDAQ: RBCAA), the holding company for Republic Bank & Trust Company and Republic Bank, posted net income of $4.5 million for the third quarter of 2008, a $270,000, or 6%, increase over the same period in 2007. Net income within the Company’s traditional Banking segment was strong at $5.1 million during the third quarter of 2008, an increase of $333,000, or 7%, over the third quarter of 2007.

The Company also experienced its best ever first nine months for the period ending September 30, 2008, recording net income of $33.0 million, a 79% increase over the first nine months of 2007. “Despite the incredible turmoil in the current economic climate, I continue to be extremely pleased with our performance and prospects for the remainder of this year and beyond,” said Steve Trager, President and Chief Executive Officer of Republic. “During the quarter, we achieved a very significant milestone, celebrating our ten year anniversary as a publicly traded company on the NASDAQ stock exchange. Our significant growth over these past ten years is attributable to our solid business model and the consistently sound lending practices that we employ. Our strong position allows our bankers to remain focused on our clients and our prospects, providing them the guidance needed in today’s difficult times,” added Trager.

	Qtr. Ended	Qtr. Ended	YTD	YTD
(dollars in thousands, except per share data)	09/30/08	09/30/07	09/30/08	09/30/07

Net Income	$4,502	$4,232	$33,048	$18,507

Diluted Earnings per Class A Share	$0.22	$0.21	$1.59	$0.88

Total Company net interest income increased $6.2 million, or 29%, for the third quarter of 2008 compared to the third quarter of 2007. Republic was able to generate the strong increase in net interest income despite some contraction in its loan portfolio during 2008, as the Company maintained its traditional focus on credit quality. The increase in net interest income was attributable to a significant reduction in Republic’s cost of funds. Overall, Republic experienced a 98 basis point increase in its net interest margin to 3.86% for the third quarter of 2008 compared to 2.88% for the same period in 2007.

Non interest income decreased $4.1 million for the third quarter of 2008 compared to the third quarter of 2007. As previously disclosed, the Company recorded a pre-tax other-than-temporary impairment charge of $5.3 million during the third quarter of 2008 related to one “non-agency” mortgage backed security and the Company’s Freddie Mac (“FHLMC”) preferred stock investment. “These non-cash impairment charges are the result of extraordinarily unsettled and illiquid financial markets, and more than offset the solid contribution from the rest of our non interest income categories,” commented Steve Trager.

Total Company non interest expense increased $2.7 million for the third quarter of 2008 to $24.0 million. Approximately $1.8 million of the increase related to the traditional banking segment and resulted from an increase in personnel and occupancy costs associated with growth in the Company’s banking center network. The Company has opened nine new banking centers since September 30, 2007. The remaining increase related to the Tax Refund Solutions (“TRS”) segment and arose from the year over year growth in the program. “The increase in our non interest expense within our traditional Banking segment remains modest despite the tremendous growth in our infrastructure over the past 12 months. In fact, we continue to be very proud of our expense control measures, as overhead costs within our traditional Banking segment remained better than the Company’s original internal projections for both the quarter and nine months ended September 30, 2008,” Trager further commented.

The Company’s provision for loan losses favorably declined from $1.4 million during the third quarter of 2007 to $324,000 during the third quarter of 2008. The lower estimated provision for loan losses during the quarter was attributable to a favorable decline in loan balances that the Company considers “substandard” within its allowance calculation. This compares to an unfavorable increase in loan balances that the Company considered “substandard” during the third quarter of 2007.

Compared to the second quarter ended June 30, 2008, the Company’s non performing loans to total loans ratio favorably declined to 0.69% from 0.82%. Total non performing loans decreased $3.2 million from the second quarter, as Republic charged off $2.5 million associated with one land development loan that the Company had previously provided for during the first half of the year. “Given the current economic environment, we are especially pleased that our loan quality remains strong and continues to compare favorably to our peer group’s average. In addition, our traditional banking segment’s annualized net loan charge-offs as a percentage of average loans during the first nine months of 2008 was 0.26%, also a favorable comparison to peer,” Trager further noted.

“Contrary to the perception that banks are not actively lending, our loan function continued to generate activity with $620 million in loan originations through the first nine months of 2008. Despite the continued strength in our origination volume, total loans outstanding decreased $79 million during the year, as disciplined pricing measures for our retail portfolio loan products shifted consumer demand to fixed rate loan products which were sold into the secondary market. In the case of our secondary market products, unlike our mortgage company competitors, Republic continues to service those products and our customers over the life of the loan. In addition, we also maintained similarly disciplined pricing measures in the commercial lending area, which, in combination with our traditional underwriting standards and some large maturities during the year, caused a decline in commercial real estate balances,” further stated Trager.

“With regard to deposit gathering, our strategy remains similar to that on the lending side. We continue to maintain disciplined pricing standards, not spending our calories on gathering funds from those who simply chase the highest rates. Instead, our bank officers continue to focus on building long-term relationships, as we offer our clients a safe and secure place for their hard earned dollars. This strategy appears to be paying dividends as activity in our banking centers and our Treasury Management function has grown significantly during the last few weeks of the quarter,” Trager further commented.

“In addition to our solid earnings results, one other piece of very exciting news for the quarter includes the addition of Ted Parker as the Chief Executive of Acquisitions and Corporate Strategy. With over 20 years of banking industry experience, Ted will be responsible for exploring and managing acquisition and expansion plans and other important company strategic initiatives. With Ted’s addition, we look forward to becoming a player in the mergers and acquisitions arena as we currently seek opportunities in the Tampa, Florida and Cincinnati, Ohio markets,” Trager further stated.

“In conclusion, our strong performance is separating us from the pack in this uncertain banking environment. The reasons for our success are no secret. It all starts with a culture of strong credit quality combined with local decision makers who are accountable to our clients and our shareholders. Our culture has positioned us well for future growth. Our platform is solid, our balance sheet is strong, our franchise is growing, and our performance is indicative of our commitment to successfully deliver quality products and services time and again. I share the commitment of everyone at Republic to always keep the safety of our depositors as our highest priority. This commitment means that we do not follow the latest banking fads; instead, we keep our focus centered on prudent long term growth. As I like to remind our clients, our associates and our shareholders, ‘We were here for you yesterday, we are here for you today, and we will be here for you tomorrow,’” concluded Steve Trager.

Republic Bancorp, Inc. (Republic) currently has 45 banking centers and is the parent company of: Republic Bank & Trust Company with 36 banking centers in 14 Kentucky communities - Bowling Green, Covington, Crestwood, Elizabethtown, Florence, Fort Wright, Frankfort, Georgetown, Independence Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville and three banking centers in southern Indiana: Floyds Knobs, Jeffersonville and New Albany. Republic Bank has banking centers in Hudson, Palm Harbor, Port Richey, New Port Richey and Temple Terrace, Florida as well as Cincinnati, Ohio. Republic Bank & Trust Company operates Tax Refund Solutions, a nationwide tax refund loan and check provider. Republic offers internet banking at www.republicbank.com. Republic has $3 billion in assets and $1 billion in trust assets under custody and management. Republic is headquartered in Louisville, Kentucky, and Republic's Class A Common Stock is listed under the symbol 'RBCAA' on the NASDAQ Global Select Market.

Statements in this press release relating to Republic’s plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. Republic's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in Republic’s 2007 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

Republic Bancorp, Inc. Financial Information
Third Quarter 2008 Earnings Release
(all amounts other than per share amounts and number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Sept. 30, 2008	Dec. 31, 2007	Sept. 30, 2007
Assets:
Cash and cash equivalents	$72,735	$86,177	$73,674
Investment securities	546,328	580,636	600,263
Mortgage loans held for sale	6,758	4,278	4,430
Loans	2,318,373	2,397,073	2,394,584
Allowance for loan losses	(14,247)	(12,735)	(12,102)
Federal Home Loan Bank stock, at cost	25,082	23,955	23,955
Premises and equipment, net	42,225	39,706	38,587
Goodwill	10,168	10,168	10,025
Other assets and accrued interest receivable	37,632	36,101	37,501
Total assets	$3,045,054	$3,165,359	$3,170,917

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$279,260	$279,457	$289,699
Interest-bearing	1,521,607	1,689,355	1,444,610
Total deposits	1,800,867	1,968,812	1,734,309

Securities sold under agreements to
repurchase and other short-term borrowings	322,608	398,296	353,283
Federal Home Loan Bank advances	577,294	478,550	769,637
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	25,808	29,601	28,478
Total liabilities	2,767,817	2,916,499	2,926,947

Stockholders' equity	277,237	248,860	243,970
Total liabilities and Stockholders' equity	$3,045,054	$3,165,359	$3,170,917

Average Balance Sheet Data
	Third Quarter Ended Sept. 30,		Nine Months Ended Sept. 30,
	2008	2007	2008	2007
Assets:
Investment securities	$538,270	$628,712	$574,886	$597,383
Federal funds sold and other	7,723	8,247	44,850	7,897
Loans and fees	2,340,007	2,372,182	2,387,926	2,344,320
Total earning assets	2,886,000	3,009,141	3,007,662	2,949,600
Total assets	3,010,211	3,135,008	3,152,532	3,071,241

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$279,061	$278,836	$338,569	$291,142
Interest-bearing deposits	1,413,704	1,456,983	1,484,740	1,409,488
Securities sold under agreements to
repurchase and other short-term borrowings	352,498	423,694	373,655	435,019
Federal Home Loan Bank advances	622,011	664,279	605,914	625,380
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,429,453	2,586,196	2,505,549	2,511,127
Stockholders' equity	272,500	241,720	264,524	241,910

Republic Bancorp, Inc. Financial Information
Third Quarter 2008 Earnings Release (continued)

Income Statement Data
	Third Quarter Ended Sept. 30,		Nine Months Ended Sept. 30,
	2008	2007	2008	2007

Total interest income (1)	$43,927	$49,033	$157,360	$149,392
Total interest expense	16,081	27,368	55,613	78,469

Net interest income	27,846	21,665	101,747	70,923

Provision for loan losses	324	1,376	14,452	5,203

Non interest income:
Service charges on deposit accounts	5,117	4,870	14,595	13,680
Electronic refund check fees	738	77	17,668	4,189
Net RAL securitization income	157	11	13,030	3,713
Mortgage banking income	1,071	905	3,806	2,051
Debit card interchange fee income	1,194	1,105	3,589	3,216
Net loss on sales, calls and impairment of securities	(5,273)	-	(8,880)	-
Other	410	538	1,086	1,599
Total non interest income	3,414	7,506	44,894	28,448

Non interest expenses:
Salaries and employee benefits	12,611	11,051	39,726	34,703
Occupancy and equipment, net	4,878	4,461	14,304	12,795
Communication and transportation	1,024	859	3,246	2,561
Marketing and development	853	815	8,342	2,482
Bank franchise tax expense	599	629	2,025	1,922
Data processing	646	679	2,032	1,907
Debit card interchange expense	624	591	1,812	1,681
Supplies	328	391	1,257	1,299
Other	2,420	1,802	8,546	6,428
Total non interest expenses	23,983	21,278	81,290	65,778

Income before income tax expense	6,953	6,517	50,899	28,390
Income tax expense	2,451	2,285	17,851	9,883

Net income	$4,502	$4,232	$33,048	$18,507

Republic Bancorp, Inc. Financial Information
Third Quarter 2008 Earnings Release (continued)

	Third Quarter Ended Sept. 30,		Nine Months Ended Sept. 30,
	2008	2007	2008	2007
Per Share Data:
Basic average shares outstanding	20,591	20,336	20,485	20,516
Diluted average shares outstanding	20,978	20,617	20,799	20,936

End of period shares outstanding:
Class A Common Stock	18,283	17,930	18,283	17,930
Class B Common Stock	2,322	2,347	2,322	2,347

Book value per share	$13.45	$12.03	$13.45	$12.03

Earnings per share:
Basic earnings per Class A Common Stock	0.22	0.21	1.62	0.91
Basic earnings per Class B Common Stock	0.21	0.20	1.59	0.88
Diluted earnings per Class A Common Stock	0.22	0.21	1.59	0.88
Diluted earnings per Class B Common Stock	0.20	0.20	1.56	0.86

Cash dividends declared per share:
Class A Common Stock	0.121	0.110	0.352	0.314
Class B Common Stock	0.110	0.100	0.320	0.286

Performance Ratios:
Return on average assets	0.60%	0.54%	1.40%	0.80%
Return on average equity	6.61	7.00	16.66	10.20
Efficiency ratio (2)	77	73	55	66

Yield on average earning assets	6.09	6.52	6.98	6.75
Cost of interest-bearing liabilities	2.65	4.23	2.96	4.17
Net interest spread	3.44	2.29	4.02	2.58
Net interest margin	3.86	2.88	4.51	3.21

Asset Quality Ratios:
Loans on non-accrual status	14,763	9,156	14,763	9,156
Loans past due 90 days or more and still on accrual	1,217	2,948	1,217	2,948
Total non-performing loans	15,980	12,104	15,980	12,104
Other real estate owned	2,017	102	2,017	102
Total non-performing assets	17,997	12,206	17,997	12,206
Non-performing loans to total loans	0.69%	0.51%	0.69%	0.51%
Allowance for loan losses to total loans	0.61	0.51	0.61	0.51
Allowance for loan losses to non-performing loans	89	100	89	100
Net loan charge-offs to average loans - Total Company	0.70	0.07	0.72	0.25
Net loan charge-offs to average loans - Traditional Banking Segment	0.51	0.10	0.26	0.18
Delinquent loans to total loans (3)	1.05	0.76	1.05	0.76

Other Information:
End of period full-time equivalent employees	720	719	720	719
Number of banking centers at period end	45	38	45	38

Republic Bancorp, Inc. Financial Information
Third Quarter 2008 Earnings Release (continued)

Balance Sheet Data
	Quarterly Comparison
	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007
Assets:
Cash and cash equivalents	$72,735	$88,565	$102,726	$86,177	$73,674
Investment securities	546,328	510,661	552,320	580,636	600,263
Mortgage loans held for sale	6,758	11,621	10,866	4,278	4,430
Loans	2,318,373	2,348,509	2,360,610	2,397,073	2,394,584
Allowance for loan losses	(14,247)	(17,995)	(15,025)	(12,735)	(12,102)
Federal Home Loan Bank stock, at cost	25,082	24,754	24,433	23,955	23,955
Premises and Equipment, net	42,225	39,859	39,373	39,706	38,587
Goodwill	10,168	10,168	10,168	10,168	10,025
Other assets and interest receivable	37,632	37,067	38,560	36,101	37,501
Total assets	$3,045,054	$3,053,209	$3,124,031	$3,165,359	$3,170,917

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$279,260	$293,210	$324,279	$279,457	$289,699
Interest-bearing	1,521,607	1,335,743	1,481,157	1,689,355	1,444,610
Total deposits	1,800,867	1,628,953	1,805,436	1,968,812	1,734,309

Securities sold under agreements to
repurchase and other short-term borrowings	322,608	330,730	329,472	398,296	353,283
Federal Home Loan Bank advances	577,294	749,837	623,580	478,550	769,637
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	25,808	31,461	61,398	29,601	28,478
Total liabilities	2,767,817	2,782,221	2,861,126	2,916,499	2,926,947

Stockholders' equity	277,237	270,988	262,905	248,860	243,970
Total liabilities and Stockholders' equity	$3,045,054	$3,053,209	$3,124,031	$3,165,359	$3,170,917

Average Balance Sheet Data
	Quarterly Comparison
	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007
Assets:
Investment securities	$538,270	$562,322	$624,470	$637,760	$628,712
Federal funds sold and other	7,723	7,661	119,573	6,073	8,247
Loans and fees	2,340,007	2,361,208	2,463,090	2,405,011	2,372,182
Total earning assets	2,886,000	2,931,191	3,207,133	3,048,844	3,009,141
Total assets	3,010,211	3,055,623	3,393,186	3,172,261	3,135,008

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$279,061	$301,421	$435,867	$272,872	$278,836
Interest-bearing deposits	1,413,704	1,360,818	1,680,480	1,536,054	1,456,983
Securities sold under agreements to
repurchase and other short-term borrowings	352,498	363,485	405,214	430,248	423,694
Federal Home Loan Bank advances	622,011	675,918	519,637	616,134	664,279
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,429,453	2,441,461	2,646,571	2,623,676	2,586,196
Stockholders' equity	272,500	266,148	254,736	246,084	241,720

Republic Bancorp, Inc. Financial Information
Third Quarter 2008 Earnings Release (continued)

Income Statement Data
	Quarterly Comparison
	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007

Total interest income (4)	$43,927	$45,673	$67,760	$49,705	$49,033
Total interest expense	16,081	16,400	23,132	26,150	27,368
Net interest income	27,846	29,273	44,628	23,555	21,665

Provision for loan losses	324	3,629	10,499	1,617	1,376

Non interest income:
Service charges on deposit accounts	5,117	4,933	4,545	4,897	4,870
Electronic refund check fees	738	2,970	13,960	-	77
Net RAL securitization income	157	286	12,587	59	11
Mortgage banking income	1,071	1,133	1,602	922	905
Debit card interchange fee income	1,194	1,246	1,149	1,171	1,105
Insurance settlement gain	-	-	-	1,877	-
Net gain (loss) on sales, calls and
impairment of securities	(5,273)	(3,388)	(219)	8	-
Other	410	356	320	410	538
Total non interest income	3,414	7,536	33,944	9,344	7,506

Non interest expenses:
Salaries and employee benefits	12,611	12,615	14,500	9,459	11,051
Occupancy and equipment, net	4,878	4,754	4,672	5,109	4,461
Communication and transportation	1,024	884	1,338	1,224	859
Marketing and development	853	730	6,759	805	815
Bank franchise tax expense	599	703	723	630	629
Data processing	646	669	717	768	679
Debit card interchange expense	624	612	576	582	591
Supplies	328	373	556	450	391
Other	2,420	2,287	3,839	2,451	1,802
Total non interest expenses	23,983	23,627	33,680	21,478	21,278

Income before income tax expense	6,953	9,553	34,393	9,804	6,517
Income tax expense	2,451	3,130	12,270	3,398	2,285

Net income	$4,502	$6,423	$22,123	$6,406	$4,232

Republic Bancorp, Inc. Financial Information
Third Quarter 2008 Earnings Release (continued)

	Quarterly Comparison
	Sept. 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007	Sept. 30, 2007
Per Share Data:
Basic average shares outstanding	20,591	20,525	20,339	20,284	20,336
Diluted average shares outstanding	20,978	20,839	20,615	20,573	20,617

End of period shares outstanding:
Class A Common Stock	18,283	18,221	18,057	17,958	17,930
Class B Common Stock	2,322	2,339	2,344	2,344	2,347

Book value per share	$13.45	$13.18	$12.89	$12.26	$12.03

Earnings per share:
Basic earnings per Class A Common Stock	0.22	0.31	1.09	0.32	0.21
Basic earnings per Class B Common Stock	0.21	0.30	1.08	0.31	0.20
Diluted earnings per Class A Common Stock	0.22	0.31	1.07	0.31	0.21
Diluted earnings per Class B Common Stock	0.20	0.30	1.06	0.30	0.20

Cash dividends declared per share:
Class A Common Stock	0.121	0.121	0.110	0.110	0.110
Class B Common Stock	0.110	0.110	0.100	0.100	0.100

Performance Ratios:
Return on average assets	0.60%	0.84%	2.61%	0.81%	0.54%
Return on average equity	6.61	9.65	34.74	10.41	7.00
Efficiency ratio (2)	77	64	43	65	73

Yield on average earning assets	6.09	6.23	8.45	6.52	6.52
Cost of interest-bearing liabilities	2.65	2.69	3.50	3.99	4.23
Net interest spread	3.44	3.54	4.95	2.53	2.29
Net interest margin	3.86	3.99	5.57	3.09	2.88

Asset Quality Data:
Loans on non-accrual status	14,763	17,688	16,791	8,303	9,156
Loans past due 90 days or more and still on accrual	1,217	1,476	1,340	1,318	2,948
Total non-performing loans	15,980	19,164	18,131	9,621	12,104
Other real estate owned	2,017	2,160	950	795	102
Total non-performing assets	17,997	21,324	19,081	10,416	12,206
Non-performing loans to total loans	0.69%	0.82%	0.77%	0.40%	0.51%
Allowance for loan losses to total loans	0.61	0.77	0.64	0.53	0.51
Allowance for loan losses to non-performing loans	89	94	83	132	100
Net loan charge-offs to average loans - Total Company	0.70	0.11	1.32	0.16	0.07
Net loan charge-offs to average loans - Traditional Banking Segment	0.51	0.12	0.14	0.22	0.10
Delinquent loans to total loans (3)	1.05	1.01	0.70	0.69	0.76

Other Information:
End of period full-time equivalent employees	720	710	717	727	719
Number of banking centers at period end	45	42	39	40	38

Republic Bancorp, Inc. Financial Information
Third Quarter 2008 Earnings Release (continued)

Segment Data:

The reportable segments are determined by the type of products and services offered, distinguished between banking operations, mortgage banking operations and Tax Refund Solutions (“TRS”). Loans, investments and deposits provide the majority of revenue from banking operations; servicing fees and loan sales provide the majority of revenue from mortgage banking operations; Refund Anticipation Loan (“RAL”) fees, Electronic Refund Check (“ERC”)/ Electronic Refund Deposit (“ERD”) fees and Net RAL securitization income provide the majority of the revenue from TRS. All Company segments are domestic. Segment information for the three and nine months ended September 30, 2008 and 2007 follows:

	Three Months Ended September 30, 2008

(dollars in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$27,520	$229	$97	$27,846
Provision for loan losses	191	133	-	324

Electronic Refund Check fees	-	738	-	738
Net RAL securitization income	-	157	-	157
Mortgage banking income	-	-	1,071	1,071
Other revenue	1,867	25	(444)	1,448
Total non interest income	1,867	920	627	3,414

Total non interest expenses	21,250	2,574	159	23,983

Gross operating profit	7,946	(1,558)	565	6,953
Income tax expense / (benefit)	2,840	(591)	202	2,451
Net income / (loss)	$5,106	$(967)	$363	$4,502

Segment assets	$2,981,809	$56,428	$6,817	$3,045,054

Net interest margin	3.83%	NM	NM	3.86%

	Three Months Ended September 30, 2007

(dollars in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$21,517	$52	$96	$21,665
Provision for loan losses	1,530	(154)	-	1,376

Electronic Refund Check fees	-	77	-	77
Net RAL securitization income	-	11	-	11
Mortgage banking income	-	-	905	905
Other revenue	6,689	32	(208)	6,513
Total non interest income	6,689	120	697	7,506

Total non interest expenses	19,436	1,637	205	21,278

Gross operating profit	7,240	(1,311)	588	6,517
Income tax expense / (benefit)	2,467	(387)	205	2,285
Net income / (loss)	$4,773	$(924)	$383	$4,232

Segment assets	$3,162,834	$3,570	$4,513	$3,170,917

Net interest margin	2.87%	NM	NM	2.88%

Republic Bancorp, Inc. Financial Information
Third Quarter 2008 Earnings Release (continued)

	Nine Months Ended September 30, 2008

(dollars in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$81,086	$20,373	$288	$101,747
Provision for loan losses	6,094	8,358	-	14,452

Electronic Refund Check fees	-	17,668	-	17,668
Net RAL securitization income	-	13,030	-	13,030
Mortgage banking income	-	-	3,806	3,806
Other revenue	11,663	29	(1,302)	10,390
Total non interest income	11,663	30,727	2,504	44,894

Total non interest expenses	63,127	17,545	618	81,290

Gross operating profit	23,528	25,197	2,174	50,899
Income tax expense	8,135	8,966	750	17,851
Net income	$15,393	$16,231	$1,424	$33,048

Segment assets	$2,981,809	$56,428	$6,817	$3,045,054

Net interest margin	3.65%	NM	NM	4.51%

	Nine Months Ended September 30, 2007

(dollars in thousands)	Banking	Tax Refund Solutions	Mortgage Banking	Total Company

Net interest income	$63,669	$6,948	$306	$70,923
Provision for loan losses	1,910	3,293	-	5,203

Electronic Refund Check fees	-	4,189	-	4,189
Net RAL securitization income	-	3,713	-	3,713
Mortgage banking income	-	-	2,051	2,051
Other revenue	19,069	138	(712)	18,495
Total non interest income	19,069	8,040	1,339	28,448

Total non interest expenses	60,484	4,635	659	65,778

Gross operating profit	20,344	7,060	986	28,390
Income tax expense	6,877	2,663	343	9,883
Net income	$13,467	$4,397	$643	$18,507

Segment assets	$3,162,834	$3,570	$4,513	$3,170,917

Net interest margin	2.91%	NM	NM	3.21%

Republic Bancorp, Inc. Financial Information
Third Quarter 2008 Earnings Release (continued)

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(1) - The amount of loan fee income included in total interest income was $1.3 million and $980,000 for the quarters ended September 30, 2008 and 2007. The amount of loan fee income included in total interest income was $23.0 million and $9.0 million for the nine months ended September 30, 2008 and 2007.

(2) - Equals total non-interest expense divided by the sum of net interest income and non interest income.

(3) - Equals total loans over 30 days past due divided by total loans.

(4) - The amount of loan fee income included in total interest income per quarter was as follows: $1.3 million (quarter ended September 30, 2008), $2.2 million (quarter ended June 30, 2008), $19.4 million (quarter ended March 31, 2008), $1.3 million (quarter ended December 31, 2007), and $980,000 (quarter ended September 30, 2007).